Exhibit 10(iii)

CONSENT OF COUNSEL

I consent to the reference to me under the caption “Legal Matters” contained in the statement of additional information incorporated by reference is this Post-Effective Amendment No. 5 to the Registration Statement on Form N-4 for First MetLife Investors Variable Annuity Account One, issued through First MetLife Investors Insurance Company (File No. 333-96785).

/s/    Richard C. Pearson

Richard C. Pearson, General Counsel

First MetLife Investors Insurance Company

Newport Beach, California

September 27, 2004